EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use, in the registration statement on Form S-1 of Lihua International, Inc. to be filed with the Securities and Exchange Commission on or about December 12, 2008, of our report dated June 25, 2008 on our audit of the consolidated financial statements of Ally Profit Investments Limited and subsidiaries for the years ended December 31, 2007 and 2006.

We also consent to the use of our name and the reference to us under the “Experts” section of the registration statement.

/s/ Yu and Associates

Arcadia, California
December  12, 2008